Exhibit 99.1

NEWS RELEASE

Baker Hughes, a GE company and General Electric Company Announce a Series of Long-Term Agreements to Maximize Value for Both BHGE and GE

HOUSTON & BOSTON – (BUSINESS WIRE) – November 13, 2018 – Baker Hughes, a GE company (NYSE:BHGE) (“BHGE” or the “Company”) and General Electric Company (NYSE:GE) (“GE”) jointly announced today the entry into a series of long-term agreements (the “Agreements”) that amend the commercial and technological relationships between the two companies. The Agreements focus on:
●	Long-term collaboration on critical rotating equipment, including aeroderivative and heavy-duty gas turbine technology.
●	BHGE access to GE Digital software and technology.
●	A series of agreements relating to operations and pricing within BHGE Digital Solutions’ Controls product line, pensions, tax matters and intercompany services costs.

Lorenzo Simonelli, BHGE’s Chairman, President and Chief Executive Officer, said, “We are very pleased with the agreements we have reached with our partners at GE. They provide clarity for our customers, employees and shareholders. Our ability to execute and provide a differentiated investment opportunity is unchanged. Importantly, there will be no material impact to our outlook, strong balance sheet, or ability to generate cash. We remain well positioned to capitalize on the positive outlook for our industry and are focused on our top priorities of gaining share, improving margins and generating cash.”

GE Chairman and CEO H. Lawrence Culp, Jr., said, “Earlier this year we announced our intent to pursue an orderly separation from BHGE. The agreements announced today accelerate that plan in a manner that mutually benefits both companies and their shareholders.  We look forward to continuing our commercial relationship, which strengthens both GE’s and BHGE’s abilities to deliver high-value technologies and solutions to customers around the world.”

The BHGE Conflicts Committee, a subcommittee of the BHGE Board of Directors consisting solely of non-GE designated independent directors, approved the Agreements following the negotiations with GE. GE’s Board of Directors also has approved the Agreements.

BHGE and GE also agreed on a release from the lock-up restrictions under their stockholders agreement that previously prevented GE from disposing of shares of BHGE common stock until July 2019.

BHGE and GE agreed to cooperate on a proposed sale by GE of part of its stake into the market and to a concurrent repurchase of another part of GE’s stake by BHGE.  Together, these transactions are expected to maintain GE’s stake in BHGE above 50%. GE’s remaining stake will be subject to a 180-day lock-up prohibiting further sales into the market without consent from the underwriting banks.

Agreement Highlights

Secured long-term collaboration on critical rotating equipment

Under the terms of the Agreements, BHGE has defined the parameters for long-term collaboration and partnership with GE on critical rotating equipment technology.

BHGE and GE have agreed to form a Joint Venture (“JV”) to provide aeroderivative engine services and product management for use in the oil and gas and industrial spaces. The jet engine technology is mainly used in BHGE’s LNG, on-and-offshore production, pipeline and industrial segments within its Turbomachinery & Process Solutions (“TPS”) segment, and by GE in its power generation business.

Through the new JV, BHGE will continue to benefit from world-class jet engine technology. BHGE and GE will contribute certain assets and inventory into the JV and both companies will jointly control operations. The JV will have a supply and strategic collaboration agreement with GE Aviation with revised and extended pricing arrangements.

In parallel, BHGE has also entered into long-term supply and distribution agreements with GE for heavy-duty gas turbine technology at the current pricing levels. The agreements will become effective at the later of (i) July 3, 2019 and (ii) the date on which GE and its direct subsidiaries cease to beneficially own, in the aggregate, more than 50% of the outstanding voting power of BHGE’s outstanding common stock (the “Trigger Date”).

The aeroderivative and heavy-duty gas turbine technologies are important components of BHGE’s TPS offerings and the long-term agreements provide clarity on the commercial approach and customer fulfilment.

Preserved access to GE Digital software & technology

As part of the Agreements, BHGE and GE Digital have agreed to extend their exclusive supplier relationship for digital oil and gas applications.

Other key agreements

●
BHGE and GE agreed to maintain current operations and pricing levels with regards to the Controls product line BHGE offers within its Digital Solutions segment for the four years commencing on the Trigger Date.

●	GE will transfer to BHGE certain UK pension liabilities on what is intended to be a fully funded basis. No liabilities associated with GE’s primary U.S. pension plan will be transferred to BHGE.

●
The current Tax Matters Agreement with GE that was negotiated at the time of the merger between Baker Hughes Incorporated and GE Oil & Gas (the “Merger”) in July 2017 will remain largely in place and both companies retain the ability to monetize certain tax benefits.

●	The intercompany services fee that BHGE agreed to pay to GE as part of the Merger will be reduced over time beginning on January 1, 2019.

●
BHGE and GE agreed to amend the terms of their stockholders agreement to provide that (i) GE’s right to nominate five directors to BHGE’s nine-person board will continue until the Trigger Date, and (ii) GE will have a right to nominate one director to the BHGE board following the Trigger Date until GE ceases to own at least 20% of the voting power of BHGE’s outstanding common stock.

About Baker Hughes, a GE company

BHGE is the world’s first and only fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup – inventing smarter ways to bring energy to the world.

About GE

GE drives the world forward by tackling its biggest challenges. By combining world-class engineering with software and analytics, GE helps the world work more efficiently, reliably, and safely. For more than 125 years, GE has invented the future of industry, and today it leads new paradigms in additive manufacturing, materials science, and data analytics. GE people are global, diverse, and dedicated, operating with the highest integrity and passion to fulfill GE’s mission and deliver for our customers.

Cautionary Statement About Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than historical facts, including statements regarding the presentation of our operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of the BHGE and GE Annual Reports on Form 10-K for the year ended December 31, 2017, each company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, the quarterly period ended June 30, 2018 and the quarterly period ended September 30, 2018 and those set forth from time-to-time in other filings by BHGE and GE with the SEC. These documents are available through our respective websites or through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov.

Baker Hughes, a GE company
Investor Relations:
Philipp Mueller, +1 281-809-9088
investor.relations@bhge.com

Media Relations:
Melanie Kania, +1 713-439-8303
melanie.kania@bhge.com

GE
Investor Contact:
Todd Ernst, +1 617-443-3400
todd.b.ernst@ge.com

Media Contact:
Jennifer Erickson, +1 646-682-5620
jennifer.erickson@ge.com